                                                                    EXHIBIT 99.1


                                                     INVESTOR RELATIONS CONTACT:
                                                  Alan B. Catherall 770-485-2527


                                  PRESS RELEASE
FOR IMMEDIATE RELEASE

                     NUMEREX REPORTS SECOND QUARTER RESULTS

REVENUE GROWTH EXCEEDS EXPECTATIONS RESULTING IN IMPROVED OPERATING PERFORMANCE

ATLANTA, AUGUST 5, 2004 - NUMEREX CORP. (NASDAQ: NMRX), today announced net losses of $689 thousand for the second quarter of 2004 and $1.5 million year-to-date. These results compare to net losses of $854 thousand and $2.0 million for the comparable periods of 2003. Fully diluted losses per share were $(.06) for the quarter and $(.14) year-to-date. This compares to fully diluted losses per share of $(.08) and $(.18) for the comparable periods of 2003. Net sales were $5.8 million for the quarter and $10.5 million year-to-date, compared to $4.7 million and $9.4 million for the comparable periods of 2003. Please see attached financial statements for more details.

"Wireless data products and services grew steadily during the second quarter," stated Stratton Nicolaides, chairman and CEO of Numerex. "Our overall Cellemetry-based M2M revenues increased by over 25% compared to the second quarter of 2003 reflecting a positive trend in wireless network market activity and a robust opportunity pipeline. Recurring Cellemetry-based M2M service revenues generated during the quarter grew 28% in a year over year comparison to second quarter last year. We view these favorable market and growth trends as strong indicators of the future health of the business. We have also taken steps to improve the productivity and reduce the ramp-up costs associated with our new product launches. Specifically, MobileGuardian, our mobile tracking and security solution, announced a contract with Southwest Dealer Services last month to market and sell MobileGuardian units to the new car dealer market. As a result, we expect an immediate reduction in our direct selling costs and anticipate an improvement in sales performance by the fourth quarter when Southwest's personnel are fully trained.

VendView, our wireless vending service, continues its successful launch in Mexico and is on course for its US debut later this year. Unit sales to existing customers have exceeded the 1000 unit mark, with several additional trials underway in Mexico and the Caribbean. We expect to secure additional VendView customers during the third quarter and balance of the year.

Our digital multimedia business experienced a strong quarter. Specifically, the results for the quarter include the positive impact of an IBM order for video conferencing equipment that will be used by a K-12 school district. The total award was for over $1M with less than one-third shipped in the second quarter leaving a substantial backlog that has recently been incremented by the order of additional video conferencing equipment from another school district. Our networking business also had a strong quarter with significant revenues generated by the installation of equipment that provides E911 services for the customers of cellular carriers.

As a result of an improvement in operating performance and working capital efficiencies, specifically related to reduced inventory levels, which have dropped six straight quarters in a row, Numerex was operating cash flow positive for the quarter. Only fixed asset expenditures as well as capital lease principal payments caused a slight decline in cash compared to the balance at March 31, 2004. As we have noted in prior press releases, we entered into a $4.5M term note earlier this year, which significantly strengthened our financial position by both increasing cash and significantly reducing short-term debt. The term note has delayed repayment terms and will require maximum cash outlays for both principal and interest of less than $650 thousand during the last six months of 2004. Actual cash outlays could be lower if the equity payment feature of the note can be exercised.

Finally, with respect to third quarter of 2004, we estimate that total revenues will range between $5.5M and $6.0M. As a result of this anticipated growth in revenues as well as the reduction in overheads associated with new product ramp costs, we expect a consequent reduction in operating losses in the third quarter."

                                   -continued-

CONFERENCE CALL AND WEBCAST INFORMATION

Numerex will conduct a conference call later today, August 5th, at 11:00 A.M., Eastern Daylight Time, accessible by calling 888 243-3996 in the U.S. and Canada, or international by calling 973 935-2403. A live Webcast of the call will also be available via Numerex's Web site at http://www.nmrx.com, under the Investor Relations section. A replay of the conference call will be available via Numerex's Web site beginning two hours after the call.

ABOUT NUMEREX

Numerex is a communications technology business comprised of operating subsidiaries that utilize existing wireless or cellular, Internet and cable infrastructure thereby enabling network access and information management through the deployment of proprietary software and technology. Numerex facilitates the real-time exchange of information between remote devices, people and business systems. This provides companies the ability to remotely connect, monitor, control and diagnose their field assets. The Company primarily markets and sells products and services in wireless data communications through Cellemetry(R), Uplink(SM), MobileGuardian(R), VendView(TM), and digital multimedia through PowerPlay(TM) and IPContact(TM). These products and services enable customers around the globe to monitor and move information for a variety of applications from home and business security to distance learning. In addition, the Company offers wireline alarm security products and services, as well as telecommunications network operational support systems.

Visit the Numerex Web site for additional information at: www.nmrx.com

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex's future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities in the wireless data business. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the failure to realize improvements on our digital multimedia and networking business; variations in quarterly operating results, delays in the development, introduction and marketing of new wireless products and services; customer acceptance of products and services; economic conditions; changes in financial and capital markets; the inability to attain revenue and earnings growth in our wireless data business; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; and extent and timing of technological changes. Numerex's SEC reports identify additional factors that can affect forward-looking statements.







                                  -continued -

                                  NUMEREX CORP.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                   FOR THE THREE MONTH                 FOR THE SIX MONTH
                                                                   PERIOD ENDED JUNE 30,              PERIOD ENDED JUNE 30,
                                                                   2004            2003               2004             2003
                                                               (UNAUDITED)      (UNAUDITED)        (UNAUDITED)       (UNAUDITED)
                                                                ----------        ----------        ----------        ----------
NET SALES:
  Product                                                       $    2,271        $    1,640        $    4,165        $    3,210
  Service                                                            3,482             3,080             6,358             6,196
                                                                ----------        ----------        ----------        ----------
TOTAL NET SALES                                                      5,753             4,720            10,523             9,406

Cost of product sales (excluding depreciation)                       1,858             1,309             3,481             2,529
Cost of services (excluding depreciation and amortization)           1,288               960             2,205             2,195
Depreciation and amortization                                          100               174               209               353
                                                                ----------        ----------        ----------        ----------
GROSS PROFIT                                                         2,507             2,277             4,628             4,329
                                                                      43.6%             48.2%             44.0%             46.0%

Selling, general, and administrative expenses                        2,404             2,234             4,728             4,621
Research and development expenses                                      202               284               479               581
Depreciation and amortization                                          409               505               833               994
                                                                ----------        ----------        ----------        ----------
OPERATING PROFIT / (LOSS)                                             (508)             (746)           (1,412)           (1,867)

Interest income and (expense), net                                    (150)             (131)             (283)             (151)
Profit on sale of business                                              --                --               250                --
Other income and (expense), net                                        (29)               36               (31)               79
                                                                ----------        ----------        ----------        ----------
LOSS BEFORE TAXES                                                     (687)             (841)           (1,476)           (1,939)
Provision for income taxes                                               2                13                (1)               32
                                                                ----------        ----------        ----------        ----------
NET PROFIT (LOSS)                                               $     (689)       $     (854)       $   (1,475)       $   (1,971)
                                                                ==========        ==========        ==========        ==========

BASIC EARNINGS (LOSS) PER COMMON SHARE                          $    (0.06)       $    (0.08)       $    (0.14)       $    (0.18)

DILUTED EARNINGS (LOSS) PER COMMON SHARE                        $    (0.06)       $    (0.08)       $    (0.14)       $    (0.18)
Number of shares used in per share calculation
  Basic                                                             10,796            10,785            10,794            11,083
  Diluted                                                           10,796            10,785            10,794            11,083



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                                  NUMEREX CORP.
                         SUPPLEMENTAL SALES INFORMATION
                                 (IN THOUSANDS)

                                                FOR THE THREE MONTH                  FOR THE SIX MONTH
                                                PERIOD ENDED JUNE 30,               PERIOD ENDED JUNE 30,

                                               2004              2003             2004                2003
                                           (UNAUDITED)       (UNAUDITED)       (UNAUDITED)         (UNAUDITED)
                                           ------------      ------------      ------------      ------------
Net sales:
  Wireless Data Communications
       Product                             $      1,309      $      1,073      $      2,732      $      2,100
       Service                                    2,143             2,081             4,133             3,939
                                           ------------      ------------      ------------      ------------
          Sub-total                               3,452             3,154             6,865             6,039
    Digital Multimedia and Networking
       Product                                      819               395             1,139               899
       Service                                    1,153               809             1,862             1,851
                                           ------------      ------------      ------------      ------------
          Sub-total                               1,972             1,204             3,001             2,750
    Wireline Security
       Product                                      143               172               294               211
       Service                                      186               190               363               406
                                           ------------      ------------      ------------      ------------
          Sub-total                                 329               362               657               617
    Total net sales
       Product                                    2,271             1,640             4,165             3,210
       Service                                    3,482             3,080             6,358             6,196
                                           ------------      ------------      ------------      ------------
          Total net sales                         5,753             4,720            10,523             9,406
                                           ============      ============      ============      ============







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                                  NUMEREX CORP.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                             JUNE 30,          DECEMBER 31,
                                                                               2004                2003
                                                                            (UNAUDITED)
                                                                            ------------       ------------
ASSETS
CURRENT ASSETS
   Cash and cash equivalents                                                $      1,289       $        734
   Accounts receivable, net                                                        3,782              3,093
   Notes Receivable                                                                   91                 99
   Inventory                                                                       2,432              3,461
   Prepaid expenses and other current assets                                         708                700
                                                                            ------------       ------------
              TOTAL CURRENT ASSETS                                                 8,302              8,087

PROPERTY AND EQUIPMENT, NET                                                        1,062              1,296
GOODWILL, NET                                                                     15,014             15,014
OTHER INTANGIBLES, NET                                                             7,612              7,979
SOFTWARE, NET                                                                        668                825
OTHER ASSETS                                                                         892                769
                                                                            ------------       ------------
               TOTAL ASSETS                                                 $     33,550       $     33,970
                                                                            ============       ============
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable                                                         $      2,919       $      2,498

   Other current liabilities                                                       1,170              1,487
   Note payable, current                                                           1,146              3,500
   Deferred revenues                                                                 845                775
   Obligations under capital leases, current portion                                 197                282
                                                                            ------------       ------------
TOTAL CURRENT LIABILITIES                                                          6,277              8,542

LONG TERM LIABILITIES
   Obligations under capital leases and other long term liabilities                    2                 62
   Note Payable                                                                    3,193                 --
                                                                            ------------       ------------
TOTAL LONG TERM LIABILITIES                                                        3,195                 62

SHAREHOLDERS' EQUITY
Preferred stock - no par value; authorized 3,000,000; none issued                     --                 --
Class A common stock - no par value; authorized 30,000,000; issued
13,188,114 and 13,181,547 shares, respectively                                    36,810             36,793
Additional paid-in-capital                                                           680                439
Treasury stock, at cost, 2,391,400 shares on June 30, 2004 and
  December 31, 2003                                                              (10,197)           (10,197)
Class B common stock - no par value; authorized 5,000,000; none issued                --                 --
Accumulated other comprehensive income                                                26                 97
Retained earnings                                                                 (3,241)            (1,766)
                                                                            ------------       ------------
                                                                                  24,078             25,366
                                                                            ------------       ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                  $     33,550       $     33,970
                                                                            ============       ============